UiPath Reports First Quarter Fiscal 2026 Financial Results
Revenue of $357 million increases 6 percent year-over-year
ARR of $1.693 billion increases 12 percent year-over-year
Cash flow from operations reaches $119 million and non-GAAP adjusted free cash flow reaches $117 million
NEW YORK, NY – May 29, 2025 – UiPath, Inc. (NYSE: PATH), a global leader in agentic automation, today announced financial results for its first quarter fiscal 2026 ended April 30, 2025.
“I'm pleased with our first quarter results, highlighted by ARR of $1.693 billion, up 12 percent year-over-year, a reflection of our improved execution and the meaningful ROI our customers are realizing through our automation platform,” said Daniel Dines, UiPath Founder and Chief Executive Officer. "This was a milestone quarter for UiPath, marked by the launch of our agentic automation platform, a meaningful step forward in our product evolution. We’re encouraged by the early response from customers, partners, and the broader ecosystem, which underscores the growing interest in agentic automation as a key part of the enterprise automation journey. As we continue to bring this next generation of capabilities to market, we remain confident in our strategy, our differentiation, and the opportunity ahead.”
First Quarter Fiscal 2026 Financial Highlights
•Revenue of $357 million increased 6 percent year-over-year.
•ARR of $1.693 billion as of April 30, 2025 increased 12 percent year-over-year.
•Net new ARR of $27 million.
•Dollar based net retention rate of 108 percent.
•GAAP gross margin was 82 percent.
•Non-GAAP gross margin was 84 percent
•GAAP operating loss was $(16) million.
•Non-GAAP operating income was $70 million.
•Net cash flow from operations was $119 million.
•Non-GAAP adjusted free cash flow was $117 million.
•Cash, cash equivalents, and marketable securities were $1.59 billion as of April 30, 2025.

Financial Outlook
“We delivered a strong start to the year, with first quarter results exceeding our guidance on both the top and bottom line, and achieving significant year-over-year expansion in non-GAAP operating margin,” said Ashim Gupta, UiPath Chief Operating Officer and Chief Financial Officer. “As we look to the remainder of the year, we remain focused on executing our strategy, investing in innovation and maintaining operational discipline to drive sustainable growth and profitability.”
For the second quarter fiscal 2026, UiPath expects:
•Revenue in the range of $345 million to $350 million
•ARR in the range of $1.715 billion to $1.720 billion as of July 31, 2025
•Non-GAAP operating income of approximately $40 million
For the full year fiscal 2026, UiPath expects:
•Revenue in the range of $1.549 billion to $1.554 billion
•ARR in the range of $1.820 billion to $1.825 billion as of January 31, 2026
•Non-GAAP operating income of approximately $305 million

Reconciliation of non-GAAP operating income guidance to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from this non-GAAP measure; in particular, the effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Recent Business Highlights
•Launched the First Enterprise-Grade Platform for Agentic Automation: UiPath launched its next-generation UiPath Platform™ for agentic automation, a groundbreaking platform designed to unify AI agents, robots, and people on a single intelligent system. With open and secure orchestration at its core, the platform transforms workflows by enabling the creation, deployment, and management of highly reliable AI agents, robots, and people with unmatched scalability, flexibility, and compliance. The UiPath Platform for Agentic Automation features UiPath Maestro, controlled agency, capabilities for developers to rapidly prototype agents in UiPath Agent Builder, integration with third-party agent frameworks, UiPath IXP (Intelligent Xtraction & Processing), and UI Agent for computer use.
•Launched Test Cloud to Bring AI Agents to Software Testing: UiPath launched UiPath Test Cloud, a revolutionary new approach to software testing that uses advanced AI to amplify tester productivity across the entire testing lifecycle for exceptional efficiency and cost savings. UiPath Test Cloud is a full-featured testing offering that equips software testing teams with enterprise-ready, production-grade, resilient end-to-end automation for modern and enterprise applications.
•Advanced its Open Agentic Ecosystem Through Bi-Directional Integrations with Microsoft Copilot Studio: UiPath announced new capabilities that enable the orchestration of Microsoft Copilot Studio agents alongside UiPath and other third-party agents using UiPath Maestro™. Developers can now embed UiPath automations and AI agents directly into Microsoft Copilot Studio and integrate Copilot agents within UiPath Studio — all while orchestrating seamlessly across platforms with UiPath Maestro. This capability facilitates seamless interaction between UiPath and Microsoft agents and automations — allowing customers to automate complex end-to-end processes, enable contextual decision-making, improve scalability, and unlock new levels of productivity.
•Named a Leader in IDC MarketScape: Worldwide Business Automation Platforms 2025 Vendor Assessment: UiPath was named a Leader in the IDC MarketScape: Worldwide Business Automation Platforms 2025 Vendor Assessment. According to the report, “UiPath has a strong vision for end-to-end orchestration and delivery of agentic automation capabilities, with the opportunity to disrupt traditional process execution.” UiPath offers a broad platform of sophisticated automation functionality and strong vision for end-to-end orchestration and delivery of agentic automation capabilities, with the opportunity to disrupt traditional business process execution.
•Recognized as a Leader in the Everest Group Intelligent Document Processing (IDP) Products PEAK Matrix® Assessment 2025: UiPath was named a Leader in Intelligent Document Processing for the third consecutive year in the Everest Group Intelligent Document Processing (IDP) Products PEAK Matrix® Assessment 2025. The report also positioned UiPath as a Leader in 10 Banking and Financial Services (BFS) IDP products.
•Recognized Fast Track Partners for Their Innovation with Agentic Automation: UiPath honored partners with a badge of distinction for being a UiPath Agentic Automation Fast Track Partner. This recognition is granted to select UiPath partners that have received early access and training in agentic automation capabilities from UiPath, have identified use cases for customers where agents can help augment end-to-end process automation, and have contributed to further development of UiPath agentic automation solutions.

•Announced AI Partnership with Google Cloud to Transform Medical Processes: at Google Cloud Next 2025, UiPath announced the launch of its generative AI-based UiPath Medical Record Summarization agent, powered by Google Cloud Vertex AI and Gemini models. The UiPath Medical Record Summarization AI agent empowers both payer and provider organizations to take complete advantage of the combined power of generative AI and agentic automation. Developed in partnership with top clinical professionals, the solution leverages Google Gemini 2.0 Flash through Vertex AI to create a more efficient and accurate way to analyze medical documents.
Conference Call and Webcast
UiPath will host a conference call today, Thursday, May 29, 2025, at 5:00 p.m. Eastern Time, to discuss the Company's first quarter fiscal 2026 financial results and its guidance for the second quarter and full year fiscal 2026. To access this call, dial 1-201-689-8057 (domestic) or 1-877-407-8309 (international). The passcode is 13753232. A live webcast of this conference call will be available on the "Investor Relations" page of UiPath’s website (https://ir.uipath.com), and a replay will also be archived on the website for one year.
About UiPath
UiPath (NYSE: PATH) is a global leader in agentic automation, empowering enterprises to harness the full potential of AI agents to autonomously execute and optimize complex business processes. The UiPath Platform™ uniquely combines controlled agency, developer flexibility, and seamless integration to help organizations scale agentic automation safely and confidently. Committed to security, governance, and interoperability, UiPath supports enterprises as they transition into a future where automation delivers on the full potential of AI to transform industries. For more information, visit www.uipath.com.
Forward-Looking Statements
Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “possible,” “projects,” “outlook,” “seeks,” “should,” “will,” and variations of such words or similar expressions, including the negatives of these words or similar expressions.
We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are making this statement for purposes of complying with those safe harbor provisions.
These forward-looking statements include, but are not limited to, statements regarding: our financial guidance for the second fiscal quarter 2026 and the full fiscal year 2026; our ability to drive and accelerate future growth and operational efficiency and grow our platform, product offerings, and market opportunity; our business strategy; plans and objectives of management for future operations; the estimated addressable market opportunity for our platform and the growth of the enterprise automation market; the success of our platform and new releases including the incorporation of AI; the success of our collaborations with third parties; our customers’ behaviors and potential automation spend; and details of UiPath’s stock repurchase program. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our expectations regarding our revenue, annualized renewal run-rate (ARR), expenses, and other operating results; our ability to effectively manage our growth and achieve or sustain profitability; our ability to acquire new customers and successfully retain existing customers; the ability of the UiPath Platform™ to satisfy and adapt to customer demands and our ability to increase its adoption; our ability to grow our platform and release new functionality in a timely manner; future investments in our business, our anticipated capital expenditures, and our estimates regarding our capital requirements; the costs and success of our marketing efforts and our ability to evolve and enhance our brand; our growth strategies; the estimated addressable market opportunity for our platform and for automation in general; our reliance on key personnel and our ability to attract, integrate, and retain highly-qualified personnel and execute management transitions; our ability to obtain, maintain, and enforce our intellectual property rights and any costs associated therewith; the effect of significant events with macroeconomic impacts, including but not limited to military conflicts and other changes in geopolitical relationships and inflationary cost trends, on our business, industry, and the global economy; our reliance on third-party providers of cloud-based infrastructure; our ability to compete effectively with existing competitors and new market entrants, including new, potentially disruptive technologies; the size and growth rates of the markets in which we compete; and the price volatility of our Class A common stock.
Further information on risks that could cause actual results to differ materially from our guidance and other forward-looking statements can be found in our Annual Report on Form 10-K for the fiscal year ended January 31, 2025 filed with the United States Securities and Exchange Commission (SEC) on March 24, 2025, and other filings and reports that we may file from time to time with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements.
Key Performance Metric
Annualized Renewal Run-rate (ARR) is the key performance metric we use in managing our business because it illustrates our ability to acquire new subscription customers and to maintain and expand our relationships with existing subscription customers. We define ARR as annualized invoiced amounts per solution SKU from subscription licenses and maintenance and support obligations assuming no increases or reductions in customers’ subscriptions. ARR does not include the costs we may incur to obtain such subscription licenses or provide such maintenance and support. ARR also does not reflect nonrecurring rebates payable to partners (upon establishing sufficient history of their nonrecurring nature), the impact of nonrecurring incentives (such as one-time discounts provided under sales promotional programs), and any actual or anticipated reductions in invoiced value due to contract non-renewals or service cancellations other than for certain reserves (for example those for credit losses or disputed amounts). ARR does not include invoiced amounts associated with perpetual licenses or professional services. ARR is not a forecast of future revenue, which is impacted by contract start and end dates and duration. ARR should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to replace these items.
Dollar-based net retention rate represents the rate of net expansion of our ARR from existing customers over the preceding 12 months. We calculate dollar-based net retention rate as of a period end by starting with ARR from the cohort of all customers as of 12 months prior to such period end (Prior Period ARR). We then calculate the ARR from these same customers as of the current period end (Current Period ARR). Current Period ARR includes any expansion and is net of any contraction or attrition over the preceding 12 months but does not include ARR from new customers in the current period. We then divide total Current Period ARR by total Prior Period ARR to arrive at dollar-based net retention rate. Dollar-based net retention rate may fluctuate based on the customers that qualify to be included in the cohort used for calculation and may not reflect our actual performance.
Investors should not place undue reliance on ARR or dollar-based net retention rate as an indicator of future or expected results. Our presentation of these metrics may differ from similarly titled metrics presented by other companies and therefore comparability may be limited.
Non-GAAP Financial Measures
Non-GAAP financial measures are financial measures that are derived from the consolidated financial statements, but that are not presented in accordance with generally accepted accounting principles in the United States (GAAP). This earnings press release includes financial measures defined as non-GAAP financial measures by the SEC, including non-GAAP cost of licenses, non-GAAP cost of subscription services, non-GAAP cost of professional services and other, non-GAAP gross profit and margin, non-GAAP sales and marketing expenses, non-GAAP research and development expenses, non-GAAP general and administrative expenses, non-GAAP operating income and margin, and non-GAAP net income and non-GAAP net income per share. These non-GAAP financial measures exclude:
•stock-based compensation expense;

•amortization of acquired intangibles;
•employer payroll tax expense related to employee equity transactions;
•restructuring costs;
•charitable donation of Class A common stock; and
•in the case of non-GAAP net income, estimated tax adjustments associated with the add-back items, as applicable.
Additionally, this earnings release presents non-GAAP adjusted free cash flow, which is calculated by adjusting GAAP operating cash flows for the impact of purchases of property and equipment, cash paid for employer payroll taxes related to employee equity transactions, net payments/receipts of employee tax withholdings on stock option exercises, and cash paid for restructuring costs.
UiPath uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, by excluding the effects of items that do not reflect the ordinary earnings of our operations, and as a supplement to GAAP measures. UiPath believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in UiPath’s industry, many of which present similar non-GAAP financial measures to investors. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides a reconciliation of non-GAAP financial measures used in this earnings press release to the most directly comparable GAAP financial measures. We encourage investors to consider our GAAP results alongside our supplemental non-GAAP measures, and to review the reconciliation between GAAP results and non-GAAP measures that is included at the end of this earnings press release. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of UiPath’s website at https://ir.uipath.com.

UiPath, Inc.
Condensed Consolidated Statements of Operations
in thousands, except per share data
(unaudited)

	Three Months Ended April 30,
	2025	2024
Revenue:
Licenses	$128,286	$140,128
Subscription services	217,303	185,131
Professional services and other	11,035	9,853
Total revenue	356,624	335,112
Cost of revenue:
Licenses	1,268	2,601
Subscription services	38,468	36,754
Professional services and other	24,121	15,970
Total cost of revenue	63,857	55,325
Gross profit	292,767	279,787
Operating expenses:
Sales and marketing	159,661	180,139
Research and development	94,839	85,603
General and administrative	54,679	63,510
Total operating expenses	309,179	329,252
Operating loss	(16,412)	(49,465)
Interest income	12,648	13,830
Other (expense) income, net	(15,964)	10,679
Loss before income taxes	(19,728)	(24,956)
Provision for income taxes	2,827	3,780
Net loss	$(22,555)	$(28,736)
Net loss per share, basic and diluted	$(0.04)	$(0.05)
Weighted-average shares used in computing net loss per share, basic and diluted	548,451	569,925

UiPath, Inc.
Condensed Consolidated Balance Sheets
in thousands
(unaudited)

	As of
	April 30, 2025	January 31, 2025
Assets
Current assets
Cash and cash equivalents	$700,641	$879,196
Restricted cash	438	438
Marketable securities	854,392	750,322
Accounts receivable, net of allowance for credit losses of $1,924 and $1,642, respectively	266,619	451,131
Contract assets	103,150	88,735
Deferred contract acquisition costs	85,162	82,461
Prepaid expenses and other current assets	99,267	86,276
Total current assets	2,109,669	2,338,559
Marketable securities, non-current	36,467	94,113
Contract assets, non-current	2,811	3,447
Deferred contract acquisition costs, non-current	138,381	139,341
Property and equipment, net	41,964	32,740
Operating lease right-of-use assets	66,299	66,500
Intangible assets, net	24,054	7,905
Goodwill	121,371	87,304
Deferred tax assets	29,491	27,963
Other assets, non-current	73,935	67,398
Total assets	$2,644,442	$2,865,270

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$16,885	$33,178
Accrued expenses and other current liabilities	123,134	83,923
Accrued compensation and employee benefits	44,991	112,355
Deferred revenue	530,857	569,464
Total current liabilities	715,867	798,920
Deferred revenue, non-current	141,169	135,843
Operating lease liabilities, non-current	73,433	74,230
Other liabilities, non-current	15,512	10,515
Total liabilities	945,981	1,019,508
Commitments and contingencies
Stockholders' equity
Class A common stock	5	5
Class B common stock	1	1
Treasury stock	(724,224)	(494,779)
Additional paid-in capital	4,403,586	4,333,300
Accumulated other comprehensive income (loss)	29,523	(4,890)
Accumulated deficit	(2,010,430)	(1,987,875)
Total stockholders’ equity	1,698,461	1,845,762
Total liabilities and stockholders’ equity	$2,644,442	$2,865,270

UiPath, Inc.
Condensed Consolidated Statements of Cash Flows
in thousands
(unaudited)

	Three Months Ended April 30,
	2025	2024
Cash flows from operating activities
Net loss	$(22,555)	$(28,736)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,253	4,902
Amortization of deferred contract acquisition costs	21,324	18,467
Net accretion on marketable securities	(3,630)	(9,268)
Stock-based compensation expense	76,361	88,727
Charitable donation of Class A common stock	4,187	6,564
Non-cash operating lease expense	3,377	3,476
Provision for deferred income taxes	640	569
Other non-cash charges (credits), net	12,704	(966)
Changes in operating assets and liabilities:
Accounts receivable	197,443	162,444
Contract assets	(9,460)	(7,645)
Deferred contract acquisition costs	(13,954)	(12,437)
Prepaid expenses and other assets	(13,074)	(803)
Accounts payable	(15,025)	3,936
Accrued expenses and other liabilities	12,352	(4,195)
Accrued compensation and employee benefits	(72,534)	(96,403)
Operating lease liabilities, net	(2,146)	(3,912)
Deferred revenue	(60,261)	(24,683)
Net cash provided by operating activities	119,002	100,037
Cash flows from investing activities
Purchases of marketable securities	(153,353)	(323,137)
Maturities of marketable securities	111,083	360,141
Purchases of property and equipment	(12,832)	(1,238)
Payments related to business acquisition, net of cash acquired	(24,821)	—
Net cash (used in) provided by investing activities	(79,923)	35,766
Cash flows from financing activities
Repurchases of Class A common stock	(227,525)	(22,005)
Proceeds from exercise of stock options	302	312
Payments of tax withholdings on net settlement of equity awards	(12,195)	(28,959)
Proceeds from employee stock purchase plan contributions	4,214	4,916
Net cash used in financing activities	(235,204)	(45,736)
Effect of exchange rate changes	17,570	(5,127)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(178,555)	84,940
Cash, cash equivalents, and restricted cash - beginning of period	879,634	1,062,116
Cash, cash equivalents, and restricted cash - end of period	$701,079	$1,147,056

UiPath, Inc.
Reconciliation of GAAP Cost of Revenue, Gross Profit and Margin to Non-GAAP Cost of Revenue, Gross Profit and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended April 30,
	2025	2024
GAAP cost of licenses	$1,268	$2,601
Less: Amortization of acquired intangible assets	240	844
Non-GAAP cost of licenses	$1,028	$1,757

GAAP cost of subscription services	$38,468	$36,754
Less: Stock-based compensation expense	3,874	4,276
Less: Amortization of acquired intangible assets	681	593
Less: Employer payroll tax expense related to employee equity transactions	70	177
Less: Restructuring costs	458	—
Non-GAAP cost of subscription services	$33,385	$31,708

GAAP cost of professional services and other	$24,121	$15,970
Less: Stock-based compensation expense	2,728	2,470
Less: Employer payroll tax expense related to employee equity transactions	27	66
Less: Restructuring costs	—	—
Non-GAAP cost of professional services and other	$21,366	$13,434

GAAP gross profit	$292,767	$279,787
GAAP gross margin	82%	83%
Plus: Stock-based compensation expense	6,602	6,746
Plus: Amortization of acquired intangible assets	921	1,437
Plus: Employer payroll tax expense related to employee equity transactions	97	243
Plus: Restructuring costs	458	—
Non-GAAP gross profit	$300,845	$288,213
Non-GAAP gross margin	84%	86%

UiPath, Inc.
Reconciliation of GAAP Operating Expenses, Loss and Margin to Non-GAAP Operating Expenses, Income and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended April 30,
	2025	2024
GAAP sales and marketing	$159,661	$180,139
Less: Stock-based compensation expense	23,586	36,216
Less: Amortization of acquired intangible assets	456	552
Less: Employer payroll tax expense related to employee equity transactions	447	1,223
Less: Restructuring costs	1,981	—
Non-GAAP sales and marketing	$133,191	$142,148

GAAP research and development	$94,839	$85,603
Less: Stock-based compensation expense	34,595	29,142
Less: Employer payroll tax expense related to employee equity transactions	390	630
Less: Restructuring costs	(331)	—
Non-GAAP research and development	$60,185	$55,831

GAAP general and administrative	$54,679	$63,510
Less: Stock-based compensation expense	11,578	16,623
Less: Amortization of acquired intangible assets	31	39
Less: Employer payroll tax expense related to employee equity transactions	127	415
Less: Restructuring costs	903	—
Less: Charitable donation of Class A common stock	4,187	6,564
Non-GAAP general and administrative	$37,853	$39,869

GAAP operating loss	$(16,412)	$(49,465)
GAAP operating margin	(5)%	(15)%
Plus: Stock-based compensation expense	76,361	88,727
Plus: Amortization of acquired intangible assets	1,408	2,028
Plus: Employer payroll tax expense related to employee equity transactions	1,061	2,511
Plus: Restructuring costs	3,011	—
Plus: Charitable donation of Class A common stock	4,187	6,564
Non-GAAP operating income	$69,616	$50,365
Non-GAAP operating margin	20%	15%

UiPath, Inc.
Reconciliation of GAAP Net Loss and GAAP Net Loss Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share
in thousands, except per share data
(unaudited)

	Three Months Ended April 30,
	2025	2024
GAAP net loss	$(22,555)	$(28,736)
Plus: Stock-based compensation expense	76,361	88,727
Plus: Amortization of acquired intangible assets	1,408	2,028
Plus: Employer payroll tax expense related to employee equity transactions	1,061	2,511
Plus: Restructuring costs	3,011	—
Plus: Charitable donation of Class A common stock	4,187	6,564
Tax adjustments to add-backs	(3,299)	2,124
Non-GAAP net income	$60,174	$73,218

GAAP net loss per share, basic and diluted	$(0.04)	$(0.05)
GAAP weighted average common shares outstanding, basic and diluted	548,451	569,925

Non-GAAP weighted average common shares outstanding, basic	548,451	569,925
Plus: Dilutive potential common shares from outstanding equity awards	4,074	14,389
Non-GAAP weighted average common shares outstanding, diluted	552,525	584,314
Non-GAAP net income per share, basic	$0.11	$0.13
Non-GAAP net income per share, diluted	$0.11	$0.13

UiPath, Inc.
Reconciliation of GAAP Operating Cash Flow to Non-GAAP Adjusted Free Cash Flow
in thousands
(unaudited)

	Three Months Ended April 30,
	2025	2024
GAAP net cash provided by operating activities	$119,002	$100,037
Purchases of property and equipment	(12,832)	(1,238)
Cash paid for employer payroll taxes related to employee equity transactions	1,113	2,403
Net payments of employee tax withholdings on stock option exercises	2	12
Cash paid for restructuring costs	9,782	63
Non-GAAP adjusted free cash flow	$117,067	$101,277

Investor Relations Contact
Allise Furlani
Investor.relations@uipath.com
UiPath
Media Contact
PR@uipath.com
UiPath